Exhibit 77Q1 :  " The form of Management Agreement between
Columbia Management Multi-Strategy Hedge Fund, LLC and
Liberty Asset Management Company (now known as Banc of
America Investment Advisors, Inc.) is incorporated by reference to the form of Management Agreement attached to the Proxy Statement dated November 1, 2004 as Appendix C filed on Schedule 14A with the Securities and Exchange
Commission on October 29, 2004 (Accession No. 0000935069-
04-001749). "